EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Ontrak, Inc. on Form S-1 (Nos. 333-273029, 333-278848 and 333-282722), Form S-3 (Nos. 333-121634, 333-123772, 333-128544, 333-128931, 333-140114, 333-140593, 333-140594, 333-145906, 333-147188, 333-153053, 333-158407, 333-230475, 333-248770, and 333-259329) and Form S-8 (Nos. 333-123773, 333-136446, 333-149766, 333-153054, 333-173662, 333-222276, 333-229717, 333-237566, 333-251965, 333-261976, 333-263942, 333-266467, 333-267316, 333-268928, 333-269341, 333-278847 and 333-282112) of our report dated April 14, 2025, on our audits of the consolidated financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about April 14, 2025. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Philadelphia, Pennsylvania
April 14, 2025